Exhibit 15.3

AUDIT ALLIANCE LLP® A Top 18 Audit Firm 10 Anson Road, #20-16 International Plaza, Singapore 079903. UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428 Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 (File No. 333-279177) of our report dated January 26, 2026 relating to the consolidated financial statements of Ostin Technology Group Co., Ltd., appearing in the Annual Report on Form 20-F for the year ended September 30, 2025.

/s/ Audit Alliance LLP

Singapore

January 26, 2026